UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2009
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18338	33-0121984
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20202 Windrow Drive
Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 206-2700
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     On November 13, 2009, I-Flow Corporation (the “Company”) reached an agreement in principle with the plaintiffs regarding a proposed settlement of the class action lawsuits relating to the transactions contemplated by the Merger Agreement, dated as of October 8, 2009, among the Company, Kimberly-Clark Corporation and Boxer Acquisition, Inc. As part of the proposed settlement, the Company has agreed to make certain amendments and supplements to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 initially filed by the Company on October 20, 2009. If approved by the court, the settlement will provide customary releases to all defendants of all claims relating to the process leading to the Offer to Purchase, the Merger Agreement and all transactions contemplated thereby, and the disclosures made regarding that process and the proposed transactions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-FLOW CORPORATION
Date: November 13, 2009	By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer